SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT
OF 1934



Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                    STANDARD MANAGEMENT CORPORATION
           (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-
     11.
   1) Title of each class of securities to which transaction applies:


   2) Aggregate number of securities to which transaction applies:


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11
      (Set forth the amount on which the filing fee is calculated and state how it was determined):


   4) Proposed maximum aggregate value of transaction:


   5) Total fee paid:


[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:

   2) Form Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

TO THE STOCKHOLDERS OF
     STANDARD MANAGEMENT CORPORATION


     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Standard Management Corporation to be held at 9:30 a.m., local time, on Wednesday, June 10, 1998 at the Woodland Country Club, 100 Woodland Lane, Carmel, Indiana 46032.

     The matters to be considered at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement. We are very pleased that John J. Dillon and Jerry E. Francis are nominees for election to the Board of Directors for the first time.

     Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

     We look forward to seeing you at the 1998 Annual Meeting.



                              Sincerely,





                              Ronald D. Hunter
                              Chairman, President and
                              Chief Executive Officer


May 12, 1998

                        STANDARD MANAGEMENT CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1998

                            TO THE STOCKHOLDERS OF
                         STANDARD MANAGEMENT CORPORATION:

      The Annual Meeting of Stockholders (the "Annual Meeting") of Standard Management Corporation ("SMC" or "the Company") will be held at 9:30 a.m., local time, on Wednesday, June 10, 1998, at the Woodland Country Club, 100 Woodland Lane, Carmel, Indiana 46032, to consider and vote on the following matters:

      Proposal 1. To elect three Class III  directors to the Board of Directors of SMC for a term of three years and to elect one Class I director to the Board of Directors of SMC for a term of one year.

      This item is more fully described in the accompanying Proxy Statement. In addition, the stockholders will transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on May 5, 1998 (the "Record Date") are entitled to notice of , and to vote at, the Annual Meeting or any adjournments thereof.

      Your attention is directed to the accompanying Proxy Statement, proxy card and the Shareholders Annual Report. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

                                    By order of the Board of Directors



                                    Stephen M. Coons
                                    EXECUTIVE VICE PRESIDENT AND SECRETARY

May 12, 1998
Indianapolis, Indiana

            STANDARD MANAGEMENT CORPORATION
                    PROXY STATEMENT
                   FOR ANNUAL MEETING OF STOCKHOLDERS
                              JUNE 10, 1998

                              GENERAL INFORMATION

      This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Standard Management Corporation ("SMC" or the "Company") for use at its 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:30, a. m. local time, on Wednesday, June 10, 1998 at the Woodland Country Club, 100 Woodland Lane, Carmel, Indiana 46032.

      Each stockholder of record of Common Stock of the Company (the "Common Stock") on May 5, 1998 (the "Record Date") is entitled to vote at the Annual Meeting and will have one vote for each share of Common Stock held at the close of business on the Record Date. A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. On April 30, 1998 there were 7,103,944 shares of Common Stock outstanding and entitled to vote.

      A list of the stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any propose germane to the meeting, during normal business hours, for a period of ten days prior to the meeting at the principal executive offices of the Company located at 9100 Keystone Crossing, Indianapolis, Indiana 46240. The telephone number at the address is (312) 574-6221.

      If you are unable to attend the Annual Meeting you may vote by proxy. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter presented at the Annual Meeting. A proxy may indicate that all or a portion of the shares represented thereby are not being voted by the stockholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

      You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to Stephen M. Coons, the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person at the Annual Meeting.

      The Company will bear the cost of preparing, handling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material which may be furnished to stockholders, and the actual expense incurred by brokerage houses, fiduciaries and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of the Company who will receive no additional compensation for such solicitation. This Proxy Statement and the enclosed proxy card were first sent or given to stockholders on or about May 12, 1998.
                      PROPOSAL 1.  ELECTION OF DIRECTORS

      Under the Company's Bylaws, the Board of Directors consists of ten persons and is divided into three classes, each of whose members serves for a three-year term. At the Annual Meeting, stockholders will elect three Class III directors and one Class I director. The terms of the current Class III Directors expire with this Annual Meeting of stockholders. Ronald D. Hunter, Edward T. Stahl and John J. Dillon are presently directors of the Company. The nominees for Class III Directors, if elected, will serve three years until the 2001 Annual Meeting of stockholders and until their successors have been elected and qualified. Jerry E. Francis is currently a director of the Company. The nominee for Class I Director, if elected, will serve until the 1999 Annual Meeting of Stockholders and until a successor has been elected and qualified. The current Class I and Class II directors will continue in office until the 1999 and 2000 Annual Meetings, respectively.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the four nominees recommended by the Board of Directors and named below. Stockholders do not have the right to cumulate votes in the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. Thus, assuming a quorum is present, the four persons receiving the greatest number of votes will be elected to serve as members of the Board of Directors. Accordingly, non-votes with respect to the election of directors will not affect the outcome of the election of directors. In the event that any nominee for the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy, or the number of directors constituting the full Board of Directors may be reduced. It is not expected that any nominee will be unable or will decline to serve as a director.

      A stockholder of the Company may nominate a person for election to the Board of Directors. To do so, such stockholder must give written notice thereof, containing the information required by the Company's Bylaws, to the Secretary of the Company. Any such notice must be received at the principal executive office of the Company not later than the close of business on May 22, 1998. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the nominees recommended by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS OF THE COMPANY.

NOMINEES FOR DIRECTORS

CLASS III - NOMINEES TO SERVE THREE YEARS UNTIL 2001 ANNUAL MEETING:

RONALD D. HUNTER, age 46, has been the Chairman of the Board, Chief Executive Officer and President of the Company since its formation in June 1989 and the Chairman of the Board and Chief Executive Officer of Standard Life Insurance Company of Indiana ("Standard Life") since December 1987. Previously, Mr. Hunter held several management and sales positions in the life insurance industry with a number of companies including Conseco, Inc. (1981-1986), Aetna Life & Casualty Company (1978-1981), United Home Life Insurance Company (1975-
1977) and Prudential Life Insurance Company (1972-1975).

EDWARD T. STAHL, age 51, has been Executive Vice President of the Company since its formation, has been a Director of the Company since July 1989 (except for the period from January 12, 1990 to May 21, 1990) and has served as Director of Corporate Development since June 1993. Mr. Stahl was Secretary of the Company from June 1989 to March 1994. Mr. Stahl was President and Chief Operations Officer of Standard Life from May 1988 to June 1993. He has been a Director of Standard Life since December 1987, and Executive Vice President and Secretary since June 1993. Mr. Stahl has served in various capacities in the insurance industry since 1966. He earned his FLMI designation in 1981, and is a member of several insurance associations.

JOHN J. DILLON, age 39, has been a director of the Company since March 3, 1998. Mr. Dillon has been with Analytical Surveys, Inc. since January 1997, most recently serving as Chief Administrative Officer. Prior to that, Mr. Dillon served in various positions for the State of Indiana, including director of the Hoosier Lottery from July 1993 to January 1997 and Insurance Commissioner from July 1989 to July 1991.

 NOMINEE TO SERVE A ONE YEAR TERM UNTIL 1999 ANNUAL MEETING:

JERRY E. FRANCIS, 48, has been a director of the Company since March 12, 1998. He has served as a Senior Vice President of Savers Life Insurance Company ("Savers") since 1991. He was Director of Operations of Savers from 1982 to 1998 and a director of Savers from 1991 to 1998. Mr. Francis received his MBA from Wake Forest University in 1982.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

CLASS I - SERVING UNTIL 1999 ANNUAL MEETING

ROBERT A. BORNS, age 62, has been a director of the Company since 1996. He has served as Chairman of Borns Management Corporation (real estate management), Indianapolis, Indiana since 1962 and as Chairman of Correctional Management Company, L.L.C. (privatized correctional facilities), Indianapolis, Indiana since 1996. Mr. Borns serves on numerous boards, including IPALCO Enterprises, Inc., Indianapolis Power Light Company, Indianapolis Water Company, IWC Resources Corporation, and Heritage Partners Management, Inc. He is also a member of the Board of Trustees of Indianapolis Museum of Art, Indianapolis Symphony Orchestra, Indiana University Foundation and St. Vincent Hospital Advisory Board.

RAYMOND J. OHLSON, age 47, has served as Executive Vice President and director of the Company since December 1993. He has served a President and director of Standard Marketing Corporation ("Standard Marketing") since August 1991. Since June 1993, Mr. Ohlson has served as President of Standard Life. Mr. Ohlson entered the life insurance business in 1971. While still in college, Mr. Ohlson qualified for the Million Dollar Round Table and is now a life member. He earned his CLU designation in 1980. Mr. Ohlson owned and operated Ohlson & Associates, an independent insurance marketing organization, from 1984 to April 1, 1994, when the assets of Ohlson & Associates were acquired by Standard Marketing.

RAMESH H. BHAT, age 48, has been a director of the Company since July 1989, except for the period from January 1990 to August 1990. Dr. Bhat has been practicing obstetrics and gynecology in Fort Wayne, Indiana, since 1978 and is a member of the medical staff of Parkview Memorial Hospital and partner of Northeast OB-GYN, P.C., in Fort Wayne, Indiana.

CLASS II - SERVING UNTIL 2000 ANNUAL MEETING

STEPHEN M. COONS, age 57, has been a director of the Company since August, 1989. Mr. Coons has been General Counsel and Executive Vice President of the Company since March 1993 and has been Secretary of the Company since March 1994. He was of counsel to the law firm of Coons, Maddox & Koeller from March 1993 to December 31, 1995. Prior to March 1993, Mr. Coons was a partner with the law firm of Coons & Saint. He has been practicing law for 27 years. Mr. Coons served as Indiana Securities Commissioner from 1978 to 1983.

MARTIAL R. KNIESER, age 55, has been a director of the Company since May 1990. He was Medical Director of Community Hospital Indianapolis from 1978 to 1989 and has been Medical Director of Stat Laboratory Services from 1989 to present. Dr. Knieser also has been Medical Director of Standard Life since December 1987.

PAUL ("PETE") B. PHEFFER, age 47, has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since May 1, 1997 and director of the Company since June 27, 1997. Prior to joining the Company, Mr. Pheffer was Senior Vice President - Chief Financial Officer and Treasurer of Jackson National Life Insurance Company from 1994 to 1996 and prior to that was Senior Vice President - Chief Financial Officer at Kemper Life Insurance Companies from 1992 to 1994. Mr. Pheffer, a CPA, received his MBA from the University of Chicago in 1988.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors met six times in 1997, each time pursuant to a regularly scheduled meeting. No director attended fewer than 75% of the meetings of the Board of Directors or committees thereof on which he served. It is the primary responsibility of the Board of Directors to oversee the management of the business of the Company. To assist in carrying out its responsibilities, the Board of Directors has established four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Incentive Stock Option Plan Committee. The latter is a committee of the whole. The Executive Committee serves as the Nominating Committee.


         EXECUTIVE           AUDIT               COMPENSATION

      R. Hunter*        M. Knieser*       M. Knieser*
      R. Ohlson         R. Borns          R. Borns
      P. Pheffer        J. Lanshe         R. Bhat
      E. Stahl
      ___________________
      * Chairman

      The principal function of the Executive Committee is acting for the Board of Directors in the management of business when action is required between Board of Directors meetings. The committee meets as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The Executive Committee met once during 1997.

      The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors and recommends the appointment of independent auditors to the Board of Directors. In addition, the committee also monitors the effectiveness of the audit effort and financial reporting and the adequacy of financial and operating controls. The Audit Committee met one time during 1997.

      The Compensation Committee approves compensation objectives and policy for all employees and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines periodically and recommends to the Board of Directors the base cash compensation for the Chief Executive Officer and other executive officers of the Company. The committee reports to stockholders on executive compensation items as required by the Securities and Exchange Commission. The Compensation Committee met three times during 1997.

      The Incentive Stock Option Committee has responsibility for granting stock options to eligible members of management under, and otherwise administers the Amended and Restated 1992 Stock Option Plan (the "Stock Option Plan"). The Incentive Stock Option Plan Committee met three times during 1997.

COMPENSATION OF DIRECTORS

      Each non-employee director of the Company receives an annual cash retainer of $10,000. Non-employee directors of the Company receive $1,000 per Board of Directors or Board of Directors Committee meeting attended in person. All non-employee directors are reimbursed for expenses incurred in connection with their services as directors. Pursuant to the Stock Option Plan, each non-employee director is entitled to receive, on the date of each Annual Meeting, an immediately exercisable option to purchase 500 shares of Common Stock at a purchase price equal to the fair market value of Common Stock on the date of the grant. The Board of Directors may vary, from year to year, the number of shares subject to options granted to each non-employee director, provided that such number may not be less than 500. Each such option will be exercisable for ten years and may terminate earlier upon termination of directorship. Effective October 29, 1997, the Board of Directors granted options to its non-employee directors as follows: Mr. Borns - 20,000, Mr. Lanshe - 30,000, Dr. Bhat - 40,000 and Dr. Knieser - 40,000. The Stock Option Plan also provides that each non-employee director is entitled to receive an option to purchase 500 shares of Common Stock upon commencement of service as a director. Officers of the Company do not receive an annual retainer, meeting fees, shares of Common Stock or other compensation for service as directors of the Company or for service on Committees of the Board of Directors.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Report of the Compensation Committee of the Board of Directors

      The Compensation Committee of the Board of Directors approves compensation objectives and policy for all employees and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines periodically and recommends to the Board of Directors the base cash compensation for the Chief Executive Officer and other executive officers of the Company.


EXECUTIVE COMPENSATION PHILOSOPHY.

      The objectives of the Company's executive compensation program are to:

      *  Support the achievement of desired Company performance.
      * Provide compensation that will attract and retain superior talent and reward performance, which is critical to both the short-term and long-term success of the Company.
      * Align the executive officers' interests with the success the Company by placing a portion of pay at risk with payout dependent upon corporate performance.


      The executive compensation program provides an overall level of compensation opportunity believed to be competitive within the life insurance industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Company as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or individual circumstances.

EXECUTIVE OFFICER COMPENSATION PROGRAM.

      The Company's executive officer compensation program is comprised of three major components, all of which are intended to attract, retain and motivate highly effective executives.

      1. BASE SALARY. Base salary levels for the Company's executive officers are competitively set relative to companies in the insurance industry and other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company. These salaries are embodied in employment agreements negotiated with the Company's executive officers. See "- Executive Compensation - Employment Agreements."

      2. CASH INCENTIVE COMPENSATION. Cash incentive compensation is designed to motivate executives to attain short-term and long-term corporate goals. Annual cash bonuses depend upon attainment of specified business goals. The Compensation Committee's policy is to have a significant portion of an executive's total potential cash compensation tied to the Company's overall expected performance.

      3. LONG-TERM INCENTIVE COMPENSATION. Long-term incentive compensation is provided to executives and other employees through the Stock Option Plan. The objectives of the Stock Option Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and stockholder return, and to enable executives to develop and maintain a significant, long-term ownership position in Common Stock.
      The Stock Option Plan authorizes a grant of stock options, within the total number of shares authorized, to eligible officers and other key employees. The amount of Common Stock subject to any award made under the Stock Option Plan is a function of salary and position in the Company. As with the determination of base salaries and cash incentive compensation, the Incentive Stock Option Plan Committee exercises subjective judgment and discretion in view of its general policies. The Company's long-term performance ultimately determines compensation from stock options, since gains from stock option exercise are entirely dependent on the long-term growth of the Company's stock price. Awards are made at a level calculated to be competitive within the life insurance industry as well as a broader group of companies of comparable size and complexity.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a public company's compensation deduction with respect to certain highly-compensated executives in excess of $1,000,000 unless certain conditions are satisfied. The Company presently believes that this provision is unlikely to become applicable in the near future to the Company because the levels of base salary and annual cash incentive compensation of the Company's executive officers are substantially less than $1,000,000 per annum. Therefore, the Company has not taken any action to adjust its compensation plans or policies in response to such Section 162(m).

OTHER EXECUTIVE COMPENSATION.

      The Company provides programs to the executive officers that are generally available to all employees of the Company including 401(k) plan and medical benefits.

CHIEF EXECUTIVE OFFICER COMPENSATION.

      Mr. Hunter was appointed to the position of Chairman of the Board, Chief Executive Officer and President during 1989. The compensation of Mr. Hunter is established by the terms of his employment contract, dated January 1, 1989, as amended. Under his employment contact, a portion of his cash compensation is tied directly to the Company's financial performance, because his annual cash bonus is a fixed percentage (3 percent) of the Company's annual gross operating income. During 1997, Mr. Hunter's annual base salary rate was increased from $316,418 to $325,911. Mr. Hunter's incentive bonus in 1997 was $184,724 in accordance with his employment agreement. Mr. Hunter was granted stock options with respect to 105,000 shares of Common Stock.


      Martial R. Knieser, Chairman
      Ramesh H. Bhat
      Robert A. Borns

      Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

      The following table sets forth the annual and certain other components of the compensation paid to Mr. Hunter, Chairman, Chief Executive Officer and President of the Company, and the four other highest-paid executive officers of the Company during fiscal year 1997 (the "Named Executive Officers") for the Company's last three fiscal years:


                                                                                            LONG TERM
                                                  ANNUAL COMPENSATION                     COMPENSATION
                                                                                              AWARDS
                              FISCAL                                                       SECURITIES        ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR       SALARY           BONUS            OTHER      UNDERLYING OPTIONS  COMPENSATION (2)
Ronald D. Hunter..............1997       $325,911         $184,724        $9,997(1)         105,000          $40,042
    Chairman of the Board     1996        316,418          171,996            --            272,895           28,645
    CEO and President         1995        307,800           56,118            --            130,200           12,867

Raymond J. Ohlson.............1997        223,140           92,362            --             65,000           18,130
Executive Vice President and  1996        211,984           85,998            --            145,005           12,796
    Chief Marketing Officer   1995        206,210           28,059            --             72,450            7,795

Stephen M. Coons..............1997        167,355           92,362            --             60,000               --
    Executive Vice President, 1996        162,481           85,998            --            145,005               --
General Counsel and Secretary 1995        158,055           28,059            --             52,500               --

Paul B. Pheffer...............1997        133,333               --            --            150,000            4,500
    Executive Vice President,
    Chief Financial Officer and
    Treasurer(3)

Edward T. Stahl...............1997        125,582           92,362            --             60,000            6,000
 Executive Vice President and 1996        121,924           85,998            --             77,070            6,000
    Director of Corporate     1995        118,603           33,059            --             52,500            3,000
    Development

_____________________
(1) Amount for 1997 includes imputed interest on a $775,000 interest-free loan made to Mr. Hunter in 1997.

(2) Amounts reported for fiscal year 1997 were as follows: (i) matching contributions by the Company to the 401(k) plan (Mr. Hunter $6,000, Mr. Ohlson $6,000 and Mr. Stahl $6,000); (ii) key man life insurance premiums paid by the Company (Mr. Hunter $4,090, Mr. Ohlson $3,175);
      (iii) disability income insurance premiums paid by the Company (Mr. Hunter $6,955, Mr. Ohlson $5,455); and (iv) travel allowance paid by the Company (Mr. Hunter $13,000, Mr. Ohlson $3,500, Mr. Pheffer $4,500).

(3) No 1995 or 1996 compensation information is reported for Mr. Pheffer because he commenced employment on May 1, 1997. Mr. Pheffer also does not have an employment agreement.

      The following table provides information on stock options granted under the Stock Option Plan in 1997 to the Named Executive Officers. All options granted in 1997 were non-qualified stock options, and the Company has not issued any Stock Appreciation Rights (ASARs@).

OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                                PERCENT OF TOTAL              PER
                   NUMBER OF SECURITIES        OPTIONS GRANTED TO            SHARE
                    UNDERLYING OPTIONS            EMPLOYEES IN             EXERCISE         EXPIRATION          GRANT DATE
                         GRANTED(1)                FISCAL YEAR               PRICE             DATE            PRESENT VALUE (2)
Ronald D. Hunter         105,000                     18.92%                $   6.50         10/29/97             $401,100

Raymond J. Ohlson         65,000                     11.71                     6.50         10/29/07              248,300

Stephen M. Coons          60,000                     10.81                     6.50         10/29/07              229,200

Paul B. Pheffer           75,000                     13.51                    4.875          5/1/97               214,500
                          75,000                     13.51                     6.50         10/29/07              286,500

Edward T. Stahl           60,000                     10.81                     6.50         10/29/07              229,200

________________
(1) The options with an exercise price of $4.875 per share were exercisable with respect to the first third of the aggregate number of shares subject thereto on their grant date (May 1, 1997): will become exercisable with respect to the second third of the aggregate number of shares subject thereto on May 1, 1998 and become exercisable with respect to all the remaining shares subject thereto on May 1, 1999. The options with an exercise price of $6.50 per share were exercisable with respect to the first third of the aggregate number of shares subject thereto on their grant date (October 29, 1997); will become exercisable with respect to the second third of the aggregate number of shares subject thereto on October 29, 1998 and will become exercisable with respect to all the remaining shares subject thereto on October 29, 1999.

(2) In accordance with Securities and Exchange Commission rules, there values were established using the Black-Scholes stock option valuation model that was adapted for use in valuing executive stock options. Assumptions used to calculate the Grant Date Present Value were: Stock price volatility .3630 and interest rate 5.67%. The valuation model was not adjusted for non-transferability, risk of forfeiture or the vesting restrictions of the options. The Company does not believe that the Black-Scholes model, whether modified or not modified, or any other valuation model, is a reliable method of computing the present value of the Company's employee stock options. The value ultimately realized, if any, will depend on the amount that the market price of the stock exceeds the exercise price on the date of exercise.

      No stock options were exercised by Named Executive Officers during fiscal year 1997. The following table sets forth information with respect to Named Executive Officers concerning unexercised options held as of the end of fiscal year 1997. The Company has not issued any SARs.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED               IN-THE MONEY
                                 OPTIONS AT FY-END (#)            OPTIONS AT FY-END($)
      NAME              EXERCISABLE       UNEXERCISABLE          EXERCISABLE         UNEXERCISABLE

Ronald D. Hunter.......... 415,345            92,750           278,218               56,125
Raymond J. Ohlson......... 225,122            57,333           161,056               34,579
Stephen M. Coons.......... 146,385            51,375           122,577               28,395
Paul B. Pheffer...........  50,000           100,000            43,750               87,500
Edward T. Stahl........... 138,195            51,375           122,577               28,395


EMPLOYMENT AGREEMENTS

      The Company has employment agreements with Messrs. Hunter, Ohlson, Coons and Stahl, which agreements provide that, if their employment is terminated due to certain acts, for a period of one year thereafter, each shall not (i) sell or attempt to sell, within Indiana, any type of products marketed by the Company, (ii) sell or attempt to sell any types of products marketed by the Company to any customer of the Company and (iii) within Indiana, own, be employed by, or be connected in any manner with any business similar to the type of business of the Company. Messrs. Hunter, Ohlson, Coons and Stahl also agree that during the employment term and for a period of six months thereafter, each will assign to SMC or its nominees all of his right, title and interest in and to all technical information that each makes, develops or conceives.

      Mr. Hunter's employment agreement terminates on January 1, 1999. His salary under his employment agreement for 1997 was $325, 911 per year and is increased each year by the percent change of the Consumer Price Index ("CPI"). In addition, Mr. Hunter receives a bonus equal to 3% of the annual gross operating income of the Company, but not less than 10% of his annual salary. Following a termination of his employment with the Company in the event of a change-in-control, Mr. Hunter will also be entitled to receive a lump sum payment equal to the amount determined by multiplying the number of shares of Common Stock subject to unexercised stock options previously granted by the Company and held by Mr. Hunter on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the Common Stock on any day during the six-month period ending on the date of termination. Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled. In the event of a change-in-control of the Company whereby Mr. Hunter's employment is terminated, Mr. Hunter is entitled to a lump sum payment equal to his average annual compensation times 299%.

      Mr. Ohlson's employment agreement terminates on June 16, 1998. His salary under his employment agreement for 1997 was $223,140 per year, and is increased each year by the percent change of the CPI. In addition, Mr. Ohlson receives a bonus equal to 1 2% of the annual gross operating income of the Company but not less than 10% of his annual salary. Following a termination of his employment with the Company in the event of a change-in control, Mr. Ohlson will also be entitled to receive a lump sum payment equal to the amount determined by multiplying the number of shares of Common Stock subject to unexercised stock options previously granted by the Company and held by Mr. Ohlson on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the Common Stock subject to unexercised stock options previously granted by the Company and held by Mr. Ohlson on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the Common Stock on any day during the six month period ending on the date of termination. Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled. In the event of a change-in-control of the Company whereby Mr. Ohlson's employment is terminated, Mr. Ohlson is entitled to a lump sum payment equal to his average annual compensation times 299%.

      Mr. Coons' employment agreement terminates on March 1, 1999. His salary under his employment agreement for 1997 was $167,355 per year, and is increased each year by the percent change of the CPI. In addition, Mr. Coons receives a bonus equal to 1 2% of the annual gross operating income of the Company but not less than 10% of his annual salary. Following a termination of his employment with the Company in the event of a change-in-control, Mr. Coons will also be entitled to receive a lump sum payment equal to the amount determined by multiplying the number of shares of Common Stock subject to unexercised stock options previously granted by the Company and held by Mr. Coons on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the Common Stock on any day during the six month period ending on the date of termination. Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled. In the event of a change-in-control of the Company whereby Mr. Coons' employment is terminated, Mr. Coons is entitled to a lump sum payment equal to his average annual compensation times 299%.

      Mr. Stahl's employment agreement terminates on January 1, 1999. his salary under this employment agreement for 1997 was $125,582 and is increased each year by the percent change of the CPI. In addition, Mr. Stahl receives a bonus equal to 1 2% of the annual gross operating income of the Company, but not less than 10% of his annual salary. Following a termination of his employment with the Company in the event of a change-in-control, Mr. Stahl will also be entitled to receive a lump sum payment equal to the amount determined by multiplying the number of shares of Common Stock subject to unexercised stock options previously granted by the Company and held by Mr. Stahl on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the Common Stock on any day during the six month period ending on the date of termination. Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled. In the event of a change-in-control of the Company whereby Mr. Stahl's employment is terminated, Mr. Stahl is entitled to a lump sum payment equal to his average annual compensation times 299%.

      The following table sets forth certain information concerning the repricing of stock options held by any executive officer during the five completed fiscal years since the Company became a reporting company under the Exchange Act. The Company has not issued any SARs.

TEN-YEAR OPTION REPRICING

                                                                                                                Length of
                                                Number of                                                       Original
                                               Securities          Market       Exercise                      Option Term
                                                Underlying          Price       Price at                       Remaining
                                                 Options/        of Stock at    Time of                           at
                                                   SARs            Time of      Repricing         New            Date of
                                               Repriced or       Repricing or      or           Exercise      Repricing or
NAME AND PRINCIPAL POSITION        DATE          Amended          Amendment     Amendment        Price          Amendment
Ronald D. Hunter                  5/1/96             105,000         $4.375         $9.41   $7.238         86 months
    Chairman of the                                   99,645          4.375          7.62    7.238         91 months
    Board CEO and
    President
Raymond J. Ohlson                 5/1/96              26,250          4.375         12.38    7.238         82 months
    Executive Vice                                    39,375          4.375          9.41    7.238         86 months
    President and
    Chief Marketing                                   37,380          4.375          7.62    7.238         91 months
    Officer
Stephen M. Coons                  5/1/96              26,250          4.375          9.41     7.238        86 months
    Executive Vice                                    24,885          4.375          7.62     7.238        91 months
    President,
    General Counsel
    and Secretary
John J. Quinn                     5/1/96              78,750          4.375          8.46     7.238        86 months
    Executive Vice
    President and
    Chief Financial
    Officer(1)
Edward T. Stahl                   5/1/96              22,050          4.375          9.41     7.238        86 months
    Executive Vice                                    20,895          4.375          7.62     7.238        91 months
    President and
    Director of
    Corporate Development

(1) On October 14, 1997, the Board of Directors terminated Mr. Quinn's employment effective as of March 15, 1997.

PERFORMANCE GRAPH

  The following performance graph reflects a five-year comparison of cumulative total shareholder return for Common Stock, the Center for Research in Security Prices at the University of Chicago ("CRSP") prepared Total Return Index for The Nasdaq Stock Market (U.S.) and CRSP index with respect to the performance of the insurance companies comprising the Nasdaq Insurance Stocks. The graph is constructed on the assumption that $100 was invested on December 31, 1993 in each of Common Stock, the CRSP Total Return Index, and the Nasdaq Insurance Stock Index.


[GRAPH APPEARS HERE]
                 COMPARISON OF FIVE YEAR CUMULATIVE RETURN

                  AMONG SMC, CRSP INDEX AND NASDAQ INDEX
[CAPTION]

Measurement period
(Fiscal year covered)            SMC            CRSP      Nasdaq Insurance
                                                Index          Index

Measurement PT -
12/31/93                       $100            $100            $100
FYE 12/31/94                   $42             $98             $94
FYE 12/31/95                   $62             $138            $134
FYE 12/31/96                   $71             $170            $152
FYE 12/31/97                   $95             $209            $224

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company Charter and Bylaws provide for indemnification of its officers and directors to the maximum extent permitted under the Indiana Business Corporation Law (AIBCL@). In addition, the Company has entered into separate indemnification agreements with some of its directors which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under the IBCL.

  On October 28, 1997, the Company made an interest free loan to Mr. Hunter, Chairman of the Board of the Company, in the amount of $775,500, representing a new loan in the sum of $437,500 and consolidation of an existing loan with a principal balance of $338,000. The loan is repayable within 10 days of Mr. Hunter's voluntary termination or resignation as Chairman and CEO of the Company. In the event of a termination of Mr. Hunter's employment with the Company following a change in control, the loan is deemed to be forgiven.

COMMON STOCK OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND
                            PRINCIPAL STOCKHOLDERS

      The  following  table  sets  forth  certain   information  regarding  the
beneficial ownership of Common Stock; (i) by each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock; (ii) by each of the Company's directors; (iii) by each of the Company's Named Executive Officers and (iv) by all directors and Named Executive Officers of the Company as a group. This information is as of March 31, 1998 based upon Schedules 13-G filed with the Securities and Exchange Commission.

                                                                      NUMBER OF
SHARES

      NAME                             OWNED (1)        PERCENT (2)

Ronald D. Hunter.......................895,029 (3)         11.19%
   9100 Keystone Crossing
   Indianapolis, Indiana 46240

Ramesh H. Bhat ........................372,353 (4)          4.98

Martial R. Knieser ....................326,955 (5)          4.40

Raymond J. Ohlson .....................262,913              3.57

Edward T. Stahl .......................184,659              2.53

Stephen M. Coons ......................179,344 (6)          2.46

Robert A. Borns ........................60,500               __*

Paul B. Pheffer ........................75,000               __*

Jerry E. Francis .......................43,745               __*

James C. Lanshe ........................32,513               __*

John J. Dillon ..........................2,000               __*

All directors and Named Executive Officers as a group
    (eleven persons) ....................2,435,011          25.53

Conseco Group............................1,740,038 (7)      22.37
    11815 N. Pennsylvania Street
    Carmel, Indiana 46032
_____________________________
* Less than one percent





(1)  Except as otherwise noted below, each person named in the table possesses sole voting and sole investment power with respect to all shares of Common
     Stock listed in the table as owned by  such  person.   Shares beneficially
     owned  include  shares  that may be acquired pursuant to the  exercise  of outstanding options or warrants  that  are  exercisable  within 60 days of
     March 31, 1998 as follows:  Mr. Hunter - 438,095, Dr. Bhat  -  60,179, Dr.
     Knieser - 42,600, Mr. Ohlson - 239,122, Mr. Stahl - 149,570, Mr.  Coons  -
     157,760,  Mr.  Borns  - 20,500, Mr. Pheffer - 75,000, Mr. Lanshe - 32,075,
     directors and Named Executive Officers as a group -1,214,901.

(2)   Percentage of total outstanding  shares is calculated separately for each person on the basis of the actual  number  of  outstanding  shares  as of
      March  31, 1998 and assumes, for purposes of the calculation, that shares issuable  upon exercise of options or warrants exercisable and securities
      convertible   within   60   days  held  by  such  person  (but  no  other
      stockholders) had been issued  as of such date.  Percentages less than 1%
      are not indicated.

(3) Includes 336 shares beneficially owned by Mr. Hunter's minor child, as to which Mr. Hunter disclaims beneficial ownership. Includes 250,000 shares held by Mr. Hunter who is named as a voting trustee under a Voting Trust created pursuant to the terms of the Stock Purchase Agreement dated as of July 18, 1996 by and between the Company and Delta Life And Annuity
      Company. Under the terms of the voting trust, the trustees hold and vote the Common Stock held in the trust and share voting power with respect to such shares. Mr. Hunter disclaims beneficial ownership of these shares.

(4) Includes 43,260 shares beneficially owned by Dr. Bhat's spouse and minor children, as to which shares Dr. Bhat disclaims beneficial ownership.

(5) Includes 8,043 shares beneficially owned by Dr. Knieser's spouse and children, as to which shares Dr. Knieser disclaims beneficial ownership.

(6) Includes 2,100 shares beneficially owned by Mr. Coons' child, as to which shares Mr. Coons disclaims beneficial ownership.

(7)   Includes  760,670 shares (9.67%) issuable upon conversion  of  $4,371,573
      Convertible  Note with Great American Reserve Insurance Company, which is convertible  at  any  time  and  631,360  (8.03%)  shares  issuable  upon conversion of  $3,628,427  Convertible  Note  with  Capital American Life
      Insurance  Company, which is convertible at any time; and 348,000 shares
      (4.67%) issuable upon conversion of $2,000,000 Convertible Note with
      Transport Life Insurance Company, which is convertible at any time.

     Information  with respect to Great  American Reserve Insurance Company and
     Capitol American Life Insurance Company  ("Conseco  Group") is based solely on a review of statements on Schedule 13G filed by such entities with the
     Securities and Exchange Commission.  All of these entities  are
     beneficially  owned  by  Conseco,  Inc.   All  of  the  shares,  when
     issued, will be subject to a Voting Trust Agreement by and among the
     Conseco  Group,  the  Company and two  voting trustees appointed by the
     Company and the Conseco Group.   It is anticipated that Mr. Hunter will be
     the Company Trustee.






                    RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst &  Young  LLP  has been selected by the Board of Directors to be the independent auditors to audit  the  consolidated  financial  statements  of the
Company  for  fiscal year 1998.  This firm has been employed by the Company  in
that  capacity  continuously   since   the   Company's   formation   in   1989.
Representatives  of  Ernst  &  Young LLP will be present at the Annual Meeting, will be given an opportunity to  make a statement if they so desire and will be available to respond to appropriate  questions  relating  to  the  audit of the
Company's 1997 consolidated financial statements.

                             STOCKHOLDER PROPOSALS

     A stockholder of the Company may bring business before the Annual Meeting.
To do so, such stockholder must give written notice thereof, containing the information required by the Company's Bylaws, to the Secretary of the Company.
Any such notice must be received at the principal executive office of the Company not later than the close of business on May 22, 1998.

      The  Company's  1999  Annual  Meeting is expected to be held on or  about
April 27, 1999.  In order to be considered for inclusion in the Company's Proxy
Statement for its 1999 Annual Meeting, a stockholder's proposal must be received by the Company within a reasonable time before solicitation of proxies for such meeting is made. Such proposals may be included in next year's Proxy
Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section  16(a)  of  the  Securities Exchange  Act  of  1934  requires  the
Company's executive officers and directors, and persons who own more than ten percent (10%) of the Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission.
Reporting Persons are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons, the Company believes that during fiscal 1997 its Reporting Persons complied with all filing requirements applicable to them, except that Dr. Bhat filed one late report with respect to a total of two transactions and Mr. Lanshe filed one late report with respect to a total of two transactions.

                                 ANNUAL REPORT

     The Company's Annual Report for 1998 is being mailed to the stockholders with this Proxy Statement, but is not part of the proxy solicitation material.





                           OTHER BUSINESS

     The Board of Directors knows of no other matters, other than those stated above, to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors




                                          Stephen M. Coons
                                          Executive    Vice    President    and
                                          Secretary




PROXY
                        STANDARD MANAGEMENT CORPORATION

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 10, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The  undersigned  stockholder  of  Standard  Management Corporation ( the
ACompany@ or "SMC") does hereby acknowledge receipt  of  Notice  of said Annual
Meeting and the accompanying Proxy Statement and does hereby constitute and appoint Ronald D. Hunter and Stephen M. Coons, or either of them, with full power of substitution, to vote all shares of Common Stock of SMC that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of SMC, to be held on Wednesday, June 10, 1998 at 9:30 a.m. (Eastern Standard Time) at The Woodland
Country Club, 100 Woodland Lane, Carmel, Indiana 46032, and at any adjournment thereof, as follows:

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY
THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR  THE  NOMINEES  FOR  DIRECTOR (AS DEFINED BELOW)  IN PROPOSAL 1.  IF  OTHER
BUSINESS IS PRESENTED AT SAID  MEETING,  THIS  PROXY  WILL  BE  VOTED  ON THOSE
MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

PLEASE MARK BOX | OR [X]

1.    The  election  of  three  (3)  Class  II  Directors  and  one (1) Class I
      Director:

[ ] FOR the nominees listed   [ ] WITHHOLD AUTHORITY for the nominees listed

   Ronald D. Hunter  Edward T. Stahl   John J. Dillon   Jerry E. Francis

INSTRUCTIONS:     TO  WITHHOLD  AUTHORITY  TO VOTE FOR ANY INDIVIDUAL  NOMINEE,
                  STRIKE THAT NOMINEE'S NAME FROM THE NAMES LISTED ABOVE.



      You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.


Dated:                    , 1998



Signature



Signature if held jointly

When signing the proxy, please take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign.
Executors, administrators, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate or partnership names by a duly authorized person.



